                                EXHIBIT (8)(h)(2)

                   AMENDMENT NO. 7 TO PARTICIPATION AGREEMENT
                                  (OPPENHEIMER)

                   AMENDMENT NO. 7 TO PARTICIPATION AGREEMENT
                    AMONG OPPENHEIMER VARIABLE ACCOUNT FUNDS,
                           OPPENHEIMERFUNDS, INC. AND
                       TRANSAMERICA LIFE INSURANCE COMPANY

     This Amendment No. 7 is incorporated in and made a part of the Participation Agreement (the "Agreement") made as of the 15th day of December, 1997, as amended as of July 30, 2001, February 1, 2000, October 1, 1999, November 27, 1998, June 30, 1998, and July 30, 2001 by and among Transamerica Life Insurance Company (hereinafter the "Company"), on its own behalf and on behalf of one or more segregated asset accounts of the Company (hereinafter the " Account"), Oppenheimer Variable Account Funds (hereinafter the "Fund") and OppenheimerFunds, Inc. (hereinafter the "Adviser"). The following terms and conditions amend the terms of the Agreement and, in the case of any conflict between the terms and conditions of the Agreement and the terms and conditions of this Amendment, the language of this Amendment shall control and govern. All capitalized and abbreviated terms defined in the Agreement shall have the same definitions apply in this Amendment.

     1. Schedule 1 of the Agreement (and amendments thereto) is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE 1

                   Retirement Builder Variable Annuity Account
             Established by the Board of Directors on March 29, 1996

                  Legacy Builder Variable Life Separate Account
           Established by the Board of Directors on November 20, 1998

                           PFL Variable Life Account A
             Established by the Board of Directors on July 1, 1999

                              Separate Account VA E
           Established by the Board of Directors on February 20, 1997

                              Separate Account VA F
              Established by the Board of Directors on May 15, 2000

                              Separate Account VA I
              Established by the Board of Directors on May 15, 2000

                              Separate Account VA J
              Established by the Board of Directors on May 15, 2000

                              Separate Account VA K
             Established by the Board of Directors on July 10, 2001

     2. Schedule 2 of the Agreement (and amendments thereto) is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE 2

      Transamerica Life Insurance Company Policy Form No. AV 288 101 95 796 (including successor forms, addenda and endorsements - may vary by state)
  Under the marketing names: "Retirement Income Builder II Variable Annuity" or
                       "Portfolio Select Variable Annuity"

        Transamerica Life Insurance Company Policy Form No.'s VL20 & JL20
                  Under the marketing name "Legacy Builder II"

        Transamerica Life Insurance Company Policy Form No. APUL0600 699
                 Under the marketing name: "Variable Protector"

      Transamerica Life Insurance Company Policy Form No. WL851 136 58 699
                Under the marketing name: "Legacy Builder Plus"

      Transamerica Life Insurance Company Policy Form No. AV 288 101 95 796
         Under the marketing name: "Privilege Select Variable Annuity"

      Transamerica Life Insurance Company Policy Form No. AV 288 101 95 796
       Under the marketing name: "Premier Asset Builder Variable Annuity"

      Transamerica Life Insurance Company Policy Form No. AV 288 101 95 796
          Under the marketing name: "Principal-Plus Variable Annuity"

        Transamerica Life Insurance Company Policy Form No. AV1200 1 998
            Under the marketing name: "Immediate Income Builder II"

     Transamerica Life Insurance Company Policy Form No. AV721 101 149 1001 Under the marketing name: "Retirement Income Builder III Variable Annuity"

     3. Schedule 3 of the Agreement (and amendments thereto) is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE 3

                Portfolios of Oppenheimer Variable Account Funds:

                                 Initial Shares
             Oppenheimer Aggressive Growth Fund/VA - Initial Shares
                    Oppenheimer Bond Fund/VA - Initial Shares
            Oppenheimer Capital Appreciation Fund/VA - Initial Shares
             Oppenheimer Global Securities Fund/VA - Initial Shares
                Oppenheimer High Income Fund/VA - Initial Shares
        Oppenheimer Main Street Growth & Income Fund/VA - Initial Shares
            Oppenheimer Multiple Strategies Fund/VA - Initial Shares
               Oppenheimer Strategic Bond Fund/VA - Initial Shares

                                 Service Shares
            Oppenheimer Capital Appreciation Fund/VA - Service Shares
             Oppenheimer Global Securities Fund/VA - Service Shares
                Oppenheimer High Income Fund/VA - Service Shares
        Oppenheimer Main Street Growth & Income Fund/VA - Service Shares
               Oppenheimer Strategic Bond Fund/VA - Service Shares
           Oppenheimer Main Street Small Cap Fund/VA - Service Shares

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 7 to the Agreement to be executed in its name and on its behalf by its duly authorized representative as of May 1,2002:

                                     Company:

                                     TRANSAMERICA LIFE INSURANCE COMPANY
                                     By its authorized officer,


                                     By: /s/ Larry N. Norman
                                         -------------------

                                     Name: Larry N. Norman

                                     Title: President

                                     Fund:

                                     OPPENHEIMER VARIABLE ACCOUNT FUNDS
                                     By its, authorized officer,


                                     By: /s/ Denis R. Molleur
                                         --------------------

                                     Name: Denis R. Molleur

                                     Title: Assistant Secretary


                                     Advisor:

                                     OPPENHEIMERFUNDS, INC.
                                     By its authorized officer,


                                     By: /s/ Denis R. Molleur
                                         --------------------

                                     Name: Denis R. Molleur

                                     Title: Vice President